Exhibit 3.2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
/s/ Barbara K. Cegavske	20160088774-43
Barbara K. Cegavske	Filing Date and Time
Secretary of State	02/26/2016 2:27 PM
State of Nevada	Entity Number
C33679-1999

Certificate of Withdrawal of Certificate of Designation (PURSUANT TO NRS 78.1955(6))

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Withdrawal of

Certificate of Designation

for Nevada Profit Corporations

(Pursuant to NRS 78.1955(6))

1. Name of corporation:

Jerrick Media Holdings, Inc.

2. Following is the resolution by the board of directors authorizing the withdrawal of Certificate of Designation establishing the classes or series of stock:

Series B Preferred Stock. See attached Board Resolution.

3. No shares of the class or series of stock being withdrawn are outstanding.

4. Signature: (required)

/s/ Jeremy Frommer
Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be a accompanied by appropriate fees.	Nevada Secretary of State Withdrawal of Designation
Revised: 1-5-15